Exhibit 23.1

Fortress Biotech, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-213199) and Form S-8 (Nos. 333-184616, 333-194588, 333-206645 and 333-221458) of Fortress Biotech, Inc. of our reports dated March 16, 2018 relating to the consolidated financial statements and the effectiveness of Fortress Biotech, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

 Boston, Massachusetts

March 16, 2018